UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2021

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2021, NI Holdings, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2024 Annual Meeting or until their respective successors are elected and qualified, and (2) ratified the appointment of Mazars USA LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

The following is a summary of the votes cast, including the number of broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
William R. Devlin	18,089,961	1,849,203	1,303,388
Duaine C. Espegard	18,848,500	1,090,664	1,303,388

Proposal 2: Ratification of Appointment of Mazars USA LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021.

Votes For	Votes Against	Abstentions
21,114,493	127,659	400

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: May 27, 2021	By:	/s/ Michael J. Alexander
Michael J. Alexander
President and Chief Executive Officer